                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                       PRECISION OPTICS CORPORATION, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  MASSACHUSETTS
                                  -------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2795294
                                  -------------
                      (I.R.S. Employer Identification No.)

                       22 EAST BROADWAY, GARDNER, MA 01440
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)

             FOUR OPTION PLANS FOR TWO DIRECTORS AND ONE CONSULTANT
             ------------------------------------------------------
                            (Full Title of the Plan)

                               JACK P. DREIMILLER
           SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                       PRECISION OPTICS CORPORATION, INC.
                                22 EAST BROADWAY
                          GARDNER, MASSACHUSETTS 01440
                       ----------------------------------
                     (Name and Address of Agent For Service)

                                 (978) 630-1800
                       ----------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                  Please send copies of all communications to:
                              PATRICK O'BRIEN, ESQ.
                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 951-7000


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Title of Securities to   Amount To Be            Proposed Maximum        Proposed Maximum         Amount of
be Registered            Registered              Offering Price Per      Aggregate Offering       Registration Fee (2)
                                                 Share (1)               Price (1)
----------------------------------------------------------------------------------------------------------------------
Common Stock -           68,000 shares           $1.296875-$1.375        $89,750                   273.21
$.01 Par Value
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


(1) Of the 68,000 shares to be registered hereunder, 20,000 shares are subject to options at an exercise price of $1.375 per share, and 48,000 shares are subject to options at an exercise price of $1.296875.

(2) The registration fee was calculated pursuant to Section 6(b) and Rule 457(g). The registration fee is $273.21, which equals the sum of i) $206.98 ($1,034,875 (the number of shares to be registered multiplied by $15.21875, which is the average of the high and low stock prices on January 3, 2000) divided by 1,000,000 and then multiplied by $200, as provided in Section 6(b)(3)) and ii) $66.23 ($1,034,875 divided by 1,000,000 and then multiplied by $64, as provided in Section 6(b)(4)(A)).

                                     PART I

ITEM 1.  PLAN INFORMATION

         Not required to be filed with this registration statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates the following documents herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999.

         (b) All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since June 30, 1999, which are listed below:

                  (i) The Registrant's Current Report on Form 8-K filed on August 16, 1999

                  (ii) The Registrant's Quarterly Report on Form 10-QSB for the third quarter ended September 30, 1999

         (c) The description of the Registrant's Common Stock , $.01 par value per share, contained in the Registrant's Registration Statement on Form S-1 (No. 33-43929).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Edward A. Benjamin, who serves as a member of the Board of Directors of the Registrant, is a retired partner in the law firm of Ropes & Gray, Boston, Massachusetts. Contained in Exhibit 5.1 to this Registration
Statement is a Ropes & Gray opinion as to the validity of the securities being registered herein. As of December 31, 1999, Mr. Benjamin beneficially owned 5000 shares of the Registrant's Common Stock and held options to purchase 50,000 shares of the Registrant's Common Stock, of which 37,500 shares may be acquired within sixty days upon the exercise of outstanding stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent or person serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.

         The Registrant's articles of organization provide that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. The by-laws of the Registrant provide generally that the Registrant shall, to the extent legally permissible, indemnify its directors and officers against all liabilities and expenses incurred by them in connection with the defense or disposition of any action, suit or other proceeding in which he may be involved, or by which he may be threatened, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Registrant. In addition, the Registrant holds a directors and officers liability policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1  Stock Option dated December 15, 1994 granted by the Registrant to Edward
     A. Benjamin for 7,500 Shares.

4.2 Stock Option dated December 15, 1994 granted by the Registrant to Robert R. Shannon for 7,500 Shares.

4.3 Stock Option dated December 15, 1994 granted by the Registrant to Werner Thiel for 5,000 Shares.

4.4 Replacement Stock Option dated December 16, 1999 evidencing the grant by the Registrant on July 13, 1995 to Werner Thiel of an option to purchase 48,000 Shares.

4.5  Articles of Organization of the Registrant (1)

4.6  By-laws of the Registrant (2)

4.7  Specimen Common Stock Certificate (1)

5.1  Opinion of Ropes & Gray

23.1 Consent of Arthur Andersen LLP

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney (set forth on the signature page hereto)

(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-18 (No. 33-36710-B).

(2) Incorporated herein by reference to the Registrant's 1991 Annual Report on Form 10-KSB.

ITEM 9.  UNDERTAKINGS.

(a)      The Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) to file a post-effective amendment to this Registration Statement to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gardner, Massachusetts on this 31st day of December, 1999.

                                 PRECISION OPTICS CORPORATION, INC.

                                 By: /s/ Richard E. Forkey
                                    -------------------------------------------
                                     Richard E. Forkey
                                     Chairman, Chief Executive Officer and
                                     President

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Precision Optics Corporation, Inc., hereby severally constitute and appoint Richard E. Forkey and Jack P. Dreimiller and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all additional amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Precision Optics Corporation, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all applicable requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   CAPACITY                                    DATE
/s/ Richard E. Forkey                       Chairman of the                             December 31, 1999
----------------------------                Board of Directors,
Richard E. Forkey                           Chief Executive Officer
                                            and President
                                            (principal executive officer)


/s/ Jack P. Dreimiller                      Senior Vice President,                      December 31, 1999
----------------------------                Finance, Chief Financial
Jack P. Dreimiller                          Officer and Clerk (principal
                                            financial and accounting officer)

/s/ Edward A. Benjamin
----------------------------                Director                                    December 31, 1999
Edward A. Benjamin

/s/ H. Angus Macleod
----------------------------                Director                                    December 31, 1999
H. Angus Macleod



/s/ Austin W. Marxe
----------------------------                Director                                    December 31, 1999
Austin W. Marxe

/s/ Joel R. Pitlor
----------------------------                Director                                    December 31, 1999
Joel R. Pitlor

/s/ Robert R. Shannon
----------------------------                Director                                    December 31, 1999
Robert R. Shannon


                                  EXHIBIT INDEX

NO.      TITLE

4.1 Stock Option dated December 15, 1994 granted by the Registrant to Edward A. Benjamin for 7,500 Shares.

4.2 Stock Option dated December 15, 1994 granted by the Registrant to Robert R. Shannon for 7,500 Shares.

4.3 Stock Option dated December 15, 1994 granted by the Registrant to Werner Thiel for 5,000 Shares.

4.4 Replacement Stock Option dated December 16, 1999 evidencing the grant by the Registrant on July 13, 1995 to Werner Thiel of an option to purchase 48,000 Shares.

4.5  Articles of Organization of the Registrant (1)

4.6  By-laws of the Registrant (2)

4.7  Specimen Common Stock Certificate (1)

5.1  Opinion of Ropes & Gray

23.1 Consent of Arthur Andersen LLP

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney (set forth on the signature page hereto)

(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-18 (No. 33-36710-B).

(2) Incorporated herein by reference to the Registrant's 1991 Annual Report on Form 10-KSB.